Exhibit 10.17

CERTAIN IDENTIFIED INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT, BECAUSE IT IS (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. “[***]” INDICATES THAT INFORMATION HAS BEEN REDACTED.

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is made as of June 11th, 2026, by and among Paul Grinberg and Douglas Horlick, as representatives of the Sponsor Transferees (as defined below) (collectively, the “Representatives”, and each individually, a “Representative”), Avalanche Treasury Corporation, a Delaware corporation (“Pubco”), Dragonfly Digital Management, LLC, a Delaware limited liability company (the “Seller”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

WITNESSETH:

WHEREAS, on October 1, 2025, Mountain Lake Acquisition Sponsor LLC, a Delaware limited liability company (“Sponsor”), Pubco and Mountain Lake Acquisition Corp., a Cayman Islands exempted company (“SPAC”) entered into that certain Sponsor Support Agreement (the “Sponsor Support Agreement”);

WHEREAS, on June 1, 2026, Sponsor transferred all of its Class B ordinary shares, par value $0.0001 per share, of SPAC, other than those to be forfeited on the date hereof pursuant to Section 6(b) of the Sponsor Support Agreement, (the “Founder Shares”) to certain permitted transferees of Sponsor listed under Annex A (the “Sponsor Transferees”) pursuant to, and in accordance with, Section 12(h) of the Sponsor Support Agreement and, concurrently therewith pursuant to that certain letter agreement, dated June 1, 2026, by and among the Sponsor, the Sponsor Transferees and the Representatives, the Sponsor Transferees appointed the Representatives as their representative for the purposes of this Agreement;

WHEREAS, pursuant to inter alia Section 7(a) of the Sponsor Support Agreement, on the date hereof and simultaneously with the execution of this Agreement, the Sponsor Transferees have agreed to deposit, and simultaneously with the execution of this Agreement deposit, an aggregate of 1,600,000 shares of Class A common stock, par value $0.01 per share, of Pubco in uncertificated book-entry form (the “Sponsor Earnout Shares”) that the Sponsor Transferees collectively received in exchange for their Founder Shares, into the Escrow Account (as defined below); and

WHEREAS, the parties hereto have agreed to enter into this Agreement governing the establishment, the holding, and the release of the Escrow Account on the terms and subject to the conditions hereinafter set forth, whereby the Sponsor Transferees transfer, or will transfer, (as the case may be) to the Escrow Agent, and the Escrow Agent will hold, (i) all the Sponsor Earnout Shares as well as (ii) any additional equity securities in Pubco issued to the Sponsor Transferees as an adjustment of the Sponsor Earnout Shares for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to the shares of Class A common stock of Pubco occurring on or after the date hereof (the “Escrow Adjustment Shares”).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1.            Recitals and Exhibits. The recitals to this Agreement as well as the Exhibits, and the Annexes attached to this Agreement are incorporated by reference herein and made a part hereof.

2.            Appointment. Pubco, the Seller, and the Representatives jointly appoint the Escrow Agent as their escrow agent for the purposes of this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act as escrow agent in accordance with the terms and conditions set forth under this Agreement.

3.            Establishment of the Escrow Account. The Escrow Agent shall establish and maintain for the entire duration of this Agreement a separate and distinct securities account (the “Escrow Account”).

4.            Deposits to and administration of the Escrow Account.

4.1.            The Sponsor Transferees shall deliver to the Escrow Agent the Sponsor Earnout Shares and any Escrow Adjustment Shares as follows:

(a)            at the date hereof, simultaneously with the execution of this Agreement and the issuance of the Sponsor Earnout Shares, all the Sponsor Earnout Shares are transferred to the Escrow Account ; and

(b)            immediately after the issuance of any Escrow Adjustment Shares to the Sponsor Transferees, the Representatives shall cause the Sponsor Transferees to transfer to the Escrow Account all such newly issued Escrow Adjustment Shares,

(the Sponsor Earnout Shares and any Escrow Adjustment Shares deposited in the Escrow Account from time to time, the “Escrowed Shares”) and the Escrow Agent shall hold in the Escrow Account all the Escrowed Shares. During the term of this Agreement, the Escrow Agent shall not sell, transfer, dispose of, lend or otherwise subject to a lien any of the Escrowed Shares except until and to the extent that they are released in accordance with Section 5.

4.2.            Promptly upon receipt of the Sponsor Earnout Shares and any Escrow Adjustment Shares, the Escrow Agent shall acknowledge receipt of such shares. The Sponsor Earnout Shares and any Escrow Adjustment Shares shall not be deemed deposited in the Escrow Account until the Escrow Agent has issued to the Representatives written confirmation of the deposit of such shares.

4.3.            The Escrow Agent shall timely send to each of Pubco, the Seller, and the Representatives, upon written request, account statements reflecting activity in the Escrow Account in respect of a specific period as well as such additional information as reasonably requested by each of Pubco, the Seller, and the Representatives from time to time.

4.4.            At any time a corporate right (including the right to vote, if any) pertaining to any Escrowed Share is to be exercised, the Escrow Agent shall (a) deliver a written notice to each of the Representatives and the Seller no later than fifteen (15) Business Days prior to the relevant exercise date, specifying the nature of such corporate right and the applicable deadline for its exercise; and (b) exercise such corporate right in accordance with a written instruction jointly delivered by the Representatives and the Seller, provided that, in the event the Escrow Agent has not received any joint written instruction from the Representatives and the Seller by the second (2nd) Business Day preceding the relevant exercise date, the Escrow Agent shall not exercise such corporate right.

4.5.            In the event that Pubco pays any cash amount with reference to, or otherwise distributes cash in respect of, outstanding shares of class A common stock of Pubco, including, without limitation, cash dividends (each, a “Cash Distribution”), the following shall apply:

(a)            the Escrow Agent shall not request, claim, or collect any Cash Distributions attributable to the Escrowed Shares and shall promptly designate and code the Escrow Account as “do not pay” (or such substantially similar designation as may be used in the Escrow Agent’s systems of record) in respect thereto; and

(b)            Pubco shall (i) retain any Cash Distributions attributable to the Escrowed Shares, which shall not bear or accrue interest of any kind, into a segregated account of Pubco for the benefit of the Party to which said amounts are to be released under this letter (b)(ii) and not sell, transfer, dispose of, loan or otherwise create any liens over, said amounts other than in accordance with letter (b)(ii), and (ii) disburse any Cash Distributions attributable to the Escrowed Shares in the context of any (partial or total) release of the Escrowed Shares as follows: (x) in case of any release of the Escrowed Shares to the Sponsor Transferees and within ten (10) Business Days from such release, Pubco shall disburse to the Sponsor Transferees any Cash Distributions attributable to the Escrowed Shares so released to the Sponsor Transferees, and (y) in case of any release of the Escrowed Shares to Pubco and on the date of such release, Pubco will definitively acquire any Cash Distributions attributable to the Escrowed Shares so released to Pubco, all the above in derogation of any applicable statute of limitation to the maximum extent permitted under applicable laws.

5.            Release from the Escrow Account.

5.1.            Pubco, the Seller, and the Representatives shall act in accordance with, and the Escrow Agent shall release the Escrowed Shares from the Escrow Account as provided in, the following provisions:

(a)            Upon receipt of a Joint Release Instruction, the Escrow Agent shall promptly, but in any event within two (2) Business Days after receipt of a Joint Release Instruction, transfer all or part of the Escrowed Shares to Pubco or the Sponsor Transferees in accordance with such Joint Release Instruction.

(b)            Upon receipt by the Escrow Agent of a Final Determination from the Seller or the Representatives, the Escrow Agent shall within five (5) Business Days following receipt of such Final Determination, transfer to Pubco or the Sponsor Transferees all or part of the Escrowed Shares in accordance with such Final Determination.

(c)            All transfers of any part of the Escrowed Shares shall be made as set forth in the Joint Release Instruction or Final Determination, as applicable, in accordance with the provisions of the applicable laws as well as Pubco’s charter and by-laws.

(d)            Any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer of shares held in the Escrow Account, under the terms of this Agreement must be in writing, executed by the Representatives and/or the Seller (as the case may be) as evidenced by the signatures of the person or persons set forth on Exhibit B-1 and Exhibit B-2 annexed hereto (the “Authorized Representatives”) and delivered to the Escrow Agent attached to an email received on a Business Day at the email address set forth in Section 13. In the event a Joint Release Instruction or Final Determination is delivered to the Escrow Agent, the Escrow Agent is authorized to seek confirmation of such instruction by telephone call back to the persons designated in Exhibit B-1 and/or Exhibit B-2 annexed hereto (the “Call Back Authorized Individuals”), and the Escrow Agent may reasonably rely upon the confirmations of anyone purporting to be a Call Back Authorized Individual. To assure accuracy of the instructions it receives, the Escrow Agent may record such call backs in accordance with applicable law. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will (A) not execute the instruction, (B) maintain and keep safe all Escrowed Shares until all such issues have been resolved to its reasonable satisfaction and (C) promptly notify each party hereto in writing of such inability to verify or such non-satisfaction, as applicable. The persons and telephone numbers for call backs may be changed only in writing (with .pdf delivery by email being acceptable), executed by an Authorized Representative of the applicable party hereto, actually received and acknowledged by the Escrow Agent.

(e)            Upon release in full of the Escrowed Shares pursuant to the terms of this Section 5, the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of shares to be released by the Escrow Agent exceed the Escrowed Shares.

5.2.            If the Escrow Agent releases any shares to a party hereto and subsequently determines, in its discretion (which shall be exercised in good faith), that such release (or any portion of them) was made in error, the relevant party hereto shall, upon notice, promptly return the erroneous transfer. Any such erroneous transfer by the Escrow Agent, and the party’s return thereof to the Escrow Agent, shall not affect any obligation or right of either the Escrow Agent or the other parties hereto. Each of the Seller, the Representatives, and Pubco agrees not to assert discharge for value, bona fide payee, or any similar doctrine as a defense to the Escrow Agent’s recovery of any erroneous transfer.

5.3.            For the purposes of this Section 5, the following capitalized terms shall have the following meanings.

(a)            “Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks are not required or authorized by law to be closed in New York City, State of New York (United States).

(b)            “Final Determination” means a final, binding and non-appealable order of any court of competent jurisdiction determining the rights of Pubco or the Sponsor Transferees with respect to the Escrowed Shares (or any portion thereof) under Section 7 of the Sponsor Support Agreement, which may be issued, together with (A) a certificate of the prevailing party hereto to the effect that such order is final and non-appealable and from a court of competent jurisdiction having proper authority and (B) the written payment instructions of the prevailing party hereto to effectuate such order, in each case executed by an Authorized Representative.

(c)            “Joint Release Instruction” means the joint written instruction, in substantially the form of Exhibit C annexed hereto, executed by an Authorized Representative of each of the Seller and the Representatives directing the Escrow Agent to release all, or a portion of, the Escrowed Shares, as applicable.

(d)            “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

6.            Tax Matters.

6.1.            Except as otherwise agreed by the parties, the Sponsor Transferees, each of them as detailed under the Annex A to this Agreement, shall be treated as the owners of the Escrowed Shares for all tax purposes and the Representatives shall, and cause the Sponsor Transferees to, comply with all tax reporting and withholding obligations consistent with such treatment. Accordingly, the Representatives agree to cause the Sponsor Transferees to include in their respective taxable income, for the calendar year in which earned, any interest, dividend or other income earned on the Escrowed Shares owned by each of them as detailed under the Annex A to this Agreement.

6.2.            To the extent required by applicable law, the Representatives shall, or cause the Transferees to, provide the Escrow Agent with a certified tax identification number by signing and returning a properly completed Form W-9 (or an appropriate Form W-8, as applicable) to the Escrow Agent prior to the date on which any dividend or other distribution is paid or made in respect of Escrowed Shares or other income earned on the Escrowed Shares. The Representiaves understand that, in the event the Sponsor Transferees’ tax identification number(s) is(are) not certified to the Escrow Agent, applicable law may require withholding of a portion of any interest, dividend, or other income earned on the Escrowed Shares.

6.3.            The Escrow Agent is hereby authorized and instructed to comply with all requirements under applicable law, including those relating to missing taxpayer identification numbers, and to file any appropriate reports with the applicable taxing authorities, including the Internal Revenue Service, with respect to any payment made by the Escrow Agent hereunder and any earnings on the Escrowed Shares. The Escrow Agent shall be entitled to deduct and withhold from amounts otherwise payable to the Sponsor Transferees such amounts as the Escrow Agent is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or non-U.S. tax law. If the Escrow Agent so withholds any amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the Sponsor Transferees. The Escrow Agent shall timely pay over any amounts so deducted or withheld to the applicable taxing authority.

7.            Rights, Duties, and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

7.1.            Save for the provisions of Section 5.1, the Escrow Agent shall (a) be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof, and (b) not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

7.2.            If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Account which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrowed Shares, or a portion thereof, in the Escrow Account pending the resolution of such uncertainty to the Escrow Agent’s sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise.

7.3.            The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of the Escrow Agent’s or such employee’s, agent’s or attorney’s fraud, willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder.

7.4.            The Escrow Agent shall have no responsibility at any time to file any financing statement under the Uniform Commercial Code with respect to the Escrowed Shares or any part thereof.

8.            Amendment; Resignation or Removal of Escrow Agent. This Agreement may be altered or amended only with the written consent of all parties hereto. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to the Representatives, the Seller and Pubco specifying a date when such resignation shall take effect and upon delivery of the Escrowed Shares to the successor escrow agent designated by the Representatives, the Seller and Pubco in writing. Such successor escrow agent shall become the Escrow Agent hereunder upon the resignation date specified in such notice. If the Representatives, the Seller and Pubco fail to jointly designate a successor escrow agent within thirty (30) days after receipt of such notice, then the Escrow Agent shall promptly release the Escrowed Shares to Pubco, without interest thereon or deduction. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Escrowed Shares. The Representatives, the Seller and Pubco shall have the right at any time, with or without cause, to jointly remove the Escrow Agent and substitute a new escrow agent by giving written notice thereof to the Escrow Agent then acting. Upon its resignation and delivery of the Escrowed Shares as set forth in this Section 8, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the escrow contemplated by this Agreement. Without limiting the provisions of Section 10, the resigning Escrow Agent shall be entitled to be reimbursed by the Representatives, the Seller and/or Pubco, as applicable, for any reasonable and documented expenses incurred in connection with its resignation and the transfer of the Escrowed Shares pursuant to this Section 8.

9.            Fees and Expenses.

9.1.            The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the information sheet attached to this Agreement as Exhibit A (the “Information Sheet”), payable by Pubco. The Escrow Agent Fees agreed upon for the services to be rendered hereunder are intended as full compensation for the Escrow Agent services as contemplated by this Agreement.

9.2.            Without prejudice to Section 9.1, each party hereto will pay its own costs and expenses (including legal fees) related to the negotiation, execution, delivery, and performance of this Agreement.

10.            Indemnification and Contribution.

10.1.            Subject to Section 18, each of the Representatives, the Seller, and Pubco (collectively, “Indemnitors”), severally and not jointly, hereby agrees to indemnify the Escrow Agent and its officers, directors, and employees (collectively, the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including reasonable and documented counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or in connection with the Escrow Agent’s carrying out its duties hereunder, unless such action, claim or proceeding is the result of the fraud, willful misconduct or gross negligence of the Indemnitees.

10.2.            Subject to Section 18, if the indemnification provided for in Section 10.1 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including reasonable and documented counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors, in each case, unless such action, claim or proceeding is the result of the fraud, willful misconduct or gross negligence of any of the Indemnitees.

10.3.            The provisions of this Section 10 shall survive any termination of this Agreement, whether by release of the Escrowed Shares, resignation of the Escrow Agent or otherwise.

11.            Termination of Agreement. This Agreement shall terminate and be of no further force or effect upon the final release of the Escrowed Shares pursuant to Section 5.1, provided that the provisions of Section 10 and Section 18 shall survive the termination hereof.

12.            Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws principles thereof, and shall be binding, upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party hereto of its rights under this Agreement or with respect to the Escrowed Shares shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent and the other parties hereto; and (b) the Escrow Agent and the other parties hereto shall have consented in writing to such assignment or transfer.

13.            Notices. All notices, requests, demands and other communications required under this Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Postal Service or by email to the following addresses:

-          if to the Representatives:

at the addresses set forth on the Information Sheet,

with copies to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York City, State of New York 10105

USA

Attention: Stuart Neuhauser, Esq. and Lloyd N. Steele, Esq. (emails: [***]; [***])

-          if to the Seller and/or Pubco:

at their respective addresses set forth on the Information Sheet with copies to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

22 Bishopsgate

EC2N 4BQ – London

United Kingdom

Attention: Lorenzo Corte, and Georgian Dimopoulos (emails:[***]; [***])

-          if to the Escrow Agent:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York City, State of New York 10004

USA

Attention: the Trust Department (Leicia Savinetti; [***])

with copies to (which shall not constitute notice)

the Compliance department ([***]).

14.            Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

15.            Entire Agreement. This Agreement constitutes the entire agreement among the Representatives, Pubco, the Seller and the Escrow Agent with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

16.            Interpretation. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (c) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

17.            Confidentiality. The Escrow Agent agrees that it will treat in confidence any and all information, in any form or medium, whether in oral, written, photographic or graphic form, electronically stored or otherwise, concerning or relating to either of the Seller, the Representatives, and Pubco and its respective affiliates in connection with the execution and delivery of this Agreement and the consummation of the business combination transaction in the context of which this Agreement is entered into (whether obtained before or after the date of this Agreement and whether prepared by a party hereto, its representatives or otherwise, and irrespective of the form or means of communication and whether it is labeled or otherwise identified as confidential, the “Confidential Information”). The Escrow Agent shall not be held liable for any disclosure of Confidential Information that is required by applicable law or regulation (the “Disclosure Obligation”), provided, however, that the Escrow Agent shall provide all the other interested parties hereto with prompt written notice of any such requirement so that the other interested parties hereto have an opportunity to seek a protective order or other appropriate remedy at their expense or waive compliance with the provisions of this Agreement. If the other interested parties hereto waive compliance with the provisions of this Agreement with respect to a Disclosure Obligation, the Escrow Agent shall disclose only that portion of the Confidential Information that is covered by such waiver and which is reasonably necessary to disclose in order to comply with such Disclosure Obligation.

18.            Waiver Against Trust. The Escrow Agent understands that, as described in the final prospectus of SPAC, dated as of December 12, 2024 and filed with the Securities and Exchange Commission (File No. 333- 281410) on December 13, 2024 (the “Prospectus”), SPAC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the over-allotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of SPAC’s public shareholders, and that SPAC may disburse monies from the Trust Account only upon certain specific circumstances as described in the Prospectus. For and in consideration of the Representatives entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Escrow Agent hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Agreement, neither the Escrow Agent nor its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or any claim against the Trust Account (including any distributions therefrom) for any matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, “Claims”). The Escrow Agent on behalf of itself and its affiliates hereby irrevocably waives any Claims that the Escrow Agent or its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with SPAC or its affiliates or their respective agents or representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever. The Escrow Agent agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC and its affiliates to induce Pubco to enter into this Agreement, and the Escrow Agent further intends and understands such waiver to be valid, binding and enforceable against the Escrow Agent and each of its affiliates under applicable law. For the avoidance of doubt, any reference in this Section 18 to an affiliate of SPAC prior to its initial business combination (as such term is used in the Prospectus) will include the Sponsor.

19.            Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and by facsimile transmission or by electronic mail in “portable document format” (“.pdf”) and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Escrow Agent:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Leicia Savinetti
Name: Leicia Savinetti
Title: Vice President

Representatives:

/s/ Paul Grinberg
Name: Paul Grinberg

/s/ Doug Horlick
Name: Doug Horlick

Seller:

DRAGONFLY DIGITAL MANAGEMENT, LLC

By:	/s/ Haseeb Ahmad Qureshi
Name: Haseeb Ahmad Qureshi
Title: Managing Partner

Pubco:

avalanche treasury corporation

By:	/s/ Gerald Bartholomew Smith
Name: Gerald Bartholomew Smith
Title: President

[Signature Page to Escrow Agreement]

EXHIBIT A

ESCROW AGREEMENT INFORMATION SHEET

1.	Representatives:

Name:	Paul Grinberg
Address:	[***]
Tax Id #:	[***]

Name:	Doug Horlick
Address:	[***]
Tax Id #:	[***]

2.	Seller:

Name:	Dragonfly Digital Management, LLC
Address:	[***]
Attention:	Haseeb Ahmad Qureshi, Sole Managing Member
Tax Id #:	[***]

3.	Pubco:

Name:	Avalanche Treasury Corporation
Address:	[***]
Attention:	Gerald Bartholomew Smith, Chief Executive Officer
Tax Id #:	[***]

4.	Escrowed Shares: Class A common stock of Avalanche Treasury Corporation, par value $0.01 per share

5.	Escrow Agent Fees and Charges: (i) review fee equal to $1,875 and (ii) administration fee equal to $200 per month.

EXHIBIT B-1

CERTIFICATE AS TO REPRESENTATIVES’ AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the Representatives. The below listed persons (must list at least two (2) individuals, if applicable) have also been designated Call Back Authorized Individuals and will be contacted by the Escrow Agent prior to the release of Escrowed Shares from the Escrow Account.

Name / Title / Telephone	Specimen Signature

Paul Grinberg	/s/ Paul Grinberg
Name	Signature

Title

Phone	Mobile Phone

Douglas Horlick	/s/ Douglas Horlick
Name	Signature

Title

Phone	Mobile Phone

Name	Signature

Title

Telephone	Mobile Phone

EXHIBIT B-2

CERTIFICATE AS TO SELLER’S AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of the Seller and are authorized to initiate and approve transactions of all types for the Escrow Account established under this Agreement, on behalf of the Seller. The below listed persons (must list at least two (2) individuals, if applicable) have also been designated Call Back Authorized Individuals and will be contacted by the Escrow Agent prior to the release of Escrowed Shares from the Escrow Account.

Name / Title / Telephone	Specimen Signature

Haseeb Ahmad Qureshi	/s/ Haseeb Ahmad Qureshi
Name	Signature

Managing Partner
Title

Phone	Mobile Phone

Name	Signature

Title

Phone	Mobile Phone

Name	Signature

Title

Telephone	Mobile Phone

EXHIBIT C

FORM OF JOINT RELEASE INSTRUCTION

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York City, State of New York 10004

USA

Attn: the Trust Department (Leicia Savinetti)

Email: [***]

with a copy to the Compliance Department

Email: [***]

Dear [●]:

This Joint Release Instruction is issued as of [●], 20[●], pursuant to Section 5.1(a) of the Escrow Agreement, dated as of June ___th, 2026 (the “Escrow Agreement”), by and among Paul Grinberg and Douglas Horlick (as the representatives of the Sponsor Transferees), Avalanche Treasury Corporation, a Delaware corporation, Dragonfly Digital Management, LLC, a Delaware limited liability company, and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Escrow Agreement.

The undersigned parties to this Joint Release Instruction jointly instruct the Escrow Agent to transfer no. [•] Escrowed Shares out of the Escrow Account to [Insert transfer instructions].

Each of the undersigned hereby represents and warrants that it has been authorized to execute this Joint Release Instruction. This Joint Release Instruction may be executed in counterparts, each of which when executed and delivered shall be deemed an original, and all of which, taken together, shall constitute the same document. This Joint Release Instruction may be executed by transfer of an originally signed document by email in “.pdf” format, or other electronic means (including “.pdf” or any electronic signature), each of which will be as fully binding as an original document.

[Remainder of this page intentionally left blank]

Name: Paul Grinberg

Name: Douglas Horlick

Dragonfly Digital Management, LLC

By:
Name:
Title:

Annex A

Sponsor Transferees

Name of Person/Entity	Address	Number of Escrowed Shares
Paul Grinberg	[***]	273,149
Douglas Horlick	[***]	273,149
Jaime Vieser	[***]	273,149
John Norton	[***]	735,480
SPAC Sponsor Capital	[***]	34,659
Michael Marquez	[***]	5,207
Jeffrey Lager	[***]	5,207
Total	--	1,600,000